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EXHIBIT 99(d)
WASHINGTON MUTUAL, INC.

CERTIFICATION OF THE CHIEF FINANCIAL OFFICER

        Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, William A. Longbrake, the Chief Financial Officer of Washington Mutual, Inc., does hereby certify that this report on Form 10-Q fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ WILLIAM A. LONGBRAKE William A. Longbrake Vice Chair, Enterprise Risk Management and Chief Financial Officer of Washington Mutual, Inc.

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EXHIBIT 99(d) WASHINGTON MUTUAL, INC.
CERTIFICATION OF THE CHIEF FINANCIAL OFFICER